UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

COMMUNITY REDEVELOPMENT INC.

(Exact name of registrant as specified in its charter)

Oklahoma	333-208814	85-2629422
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

20295 29thPlace, #200,

Aventura, FL 33421

(Address of principal executive offices and Zip Code)

(866) 692-6847

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On September 20th, 2021, the Company finalized a Merger Agreement with Red Hill Capital Advisors, LLC, by which the Company has now acquired a portfolio of membership interests in six commercial retail, multifamily and mixed-use properties, in the Washington, DC Metro area. All the properties are both partially occupied and under continued development. The Consideration for this transaction on the part of the Company was the issuance of 17,750,000 common shares and 1 million Preferred shares with 1:1 conversion, and 30:1 voting ratio. Mr. Garfield Antonio, Manager of Red Hills Capital Advisors LLC is already President, Director and full Board Member as disclosed in our 8-K filed July 12th, 2021.

The foregoing is a summary description of certain terms of the Agreements. For a full description of all terms, please refer to the copy of the Agreements which are filed herewith as Exhibits 10.1 et seq. to this Current Report on Form 8-K and incorporated herein by reference. All interested parties are encouraged to read the entire text of the listed Agreements.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

As part of the corporate restructuring in specific preparation for this merger, on September 15th, 2021, the Company Reduced its Authorized shares from 3 Billion to Five Hundred Million, and created the above-referenced Preferred Class with 1:1 conversion and 30:1 voting rights.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Merger Agreement between Red Hill Capital Advisors LLC
10.2	Amended Articles Reducing the Authorized Share Among and creating a Preferred Class
10.3	Official Oklahoma Acceptance of Amendment above-referenced.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 23rd, 2021	COMMUNITY REDEVELOPMENT CORP.

	By:	/s/ Charles Arnold
	Name:	Charles Arnold
	Title:	Chief Executive Officer

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